Exhibit 99.1

RECENT DEVELOPMENTS

On January 18, 2011, we and Ares Capital CP amended the Revolving Funding Facility to, among other things, provide for a three year reinvestment period until January 18, 2014 (with two one-year extension options, subject to our and our lenders’ consent) and extend the stated maturity date to January 18, 2016 (with two one-year extension options, subject to our and our lenders’ consent).

In January 2011, we issued the 2016 Convertible Notes. The 2016 Convertible Notes bear interest at a rate of 5.75% per year, payable semiannually. In certain circumstances, the 2016 Convertible Notes will be convertible into cash, shares of Ares Capital’s common stock or a combination of cash and shares of Ares Capital’s common stock, at Ares Capital’s election, at an initial conversion rate of 52.2766 shares of common stock per $1,000 principal amount of the 2016 Convertible Notes, which is equivalent to an initial conversion price of approximately $19.13 per share of Ares Capital’s common stock, subject to customary anti-dilution adjustments. The initial conversion price is approximately 17.5% above the $16.28 per share closing price of Ares Capital’s common stock on January 19, 2011. Ares Capital does not have the right to redeem the 2016 Convertible Notes prior to maturity. The 2016 Convertible Notes will mature on February 1, 2016, unless repurchased or converted in accordance with their terms prior to such date.

In accounting for the 2016 Convertible Notes, the Company estimated at the time of issuance that the values of the debt and equity components of the notes were 93% and 7%, respectively. The original issue discount equal to the estimated equity component of 7% of the 2016 Convertible Notes will initially be recorded in “capital in excess of par value” in the balance sheet. As a result, the Company will record interest expense comprised of both stated interest expense as well as accretion of the original issue discount resulting in an estimated effective interest rate of 7.45%.

We have continued to focus our efforts this quarter on decreasing our balance sheet risk by extending debt maturities and replacing short-term borrowings under floating rate secured debt facilities with long-term fixed rate unsecured debt, including the 2016 Convertible Notes and the notes offered hereby. While this increases our cost of borrowing (including the amortization of original issue discount and debt issuance costs) relative to borrowing under floating rate secured debt, we believe that the increased financial flexibility and extended debt maturities are beneficial to the Company.

Upon the issuance of the 2016 Convertible Notes, we repaid outstanding borrowings under our Revolving Funding Facility and Revolving Credit Facility. In addition, as a result of the additional liquidity provided by the 2016 Convertible Notes as well as from net investment exits year to date (see discussion below), on March 16, 2011, we redeemed all of the remaining 2011 Notes for a total redemption price (including a redemption premium) of approximately $306.8 million, which resulted in a loss on the extinguishment of debt of $8.9 million, in accordance with the terms of the indenture governing the 2011 Notes.

As of March 16, 2011, we had made new investment commitments of $399 million, $352 million of which were funded, since December 31, 2010. Of these new commitments, 31% were in investments in subordinated notes of the SSLP, 28% were in first lien senior secured debt, 36% were in second lien senior secured debt and 5% were in equity securities. Of the $399 million of new investment commitments, 10% were fixed rate with a weighted average yield at amortized cost of 12% and 85% were floating rate with a weighted average spread at amortized cost of 13%. We earn capital structuring service fees in connection with new investment commitments. The level of such fees may vary significantly from period to period depending on the level of fees currently being paid in the market on new investments and the mix of the types of investments we make.

As of March 16, 2011, we had exited $502 million of investments since December 31, 2010. Of these investments, 29% were in first lien senior secured debt, 39% were in senior subordinated debt, 2% were in second lien senior secured debt, 23% were in collateralized loan obligations and 7% were in equity investments. Of the $502 million of investments exited, 66% were in fixed rate investments with a weighted average yield at amortized cost of 20%. Of the remaining investments, 26% were in floating rate investments with a weighted average spread at amortized cost of 6%, 1% were investments on non-accrual status and 7% were non-interest earning. Also, of the $502 million of investments exited since December 31, 2010, $282 million were investments acquired as part of the Allied Acquisition including $6 million that were on non-accrual status and $12 million that were non-interest earning. Additionally, we recognized net realized gains of approximately $95 million on the investments exited that were acquired as part of the Allied Acquisition, including a realized gain of $99 million from the sale of investments in collateralized loan obligations.

Our investment exits to date in this quarter have exceeded our new investment commitments as we have continued our efforts to exit investments in the legacy Allied portfolio that are low-yielding or not core to our investment strategy. Of the $502 million of investments exited to date in this quarter, $282 million were investments acquired in the Allied Acquisition, including $114 million in CLO investments at cost. Proceeds from the sale of the CLOs are expected to be approximately $213 million, resulting in a realized gain of approximately $99 million. These CLO investments, which were sold in late February 2011, were yielding approximately 28% per annum on a cost basis. While this CLO sale will reduce our interest income in the near term, we believe that we took advantage of a market opportunity to lock in the value of this portfolio and reduce our exposure to an asset class that can be volatile and more vulnerable to changes in the market environment compared to other assets classes traditionally included in our core portfolio. In addition, we expect that interest and dividend income will be lower this quarter as compared to the fourth quarter of 2010 as the fourth quarter included non-recurring income related to past due interest income from prior periods recorded upon the return of certain loans to accrual status and the receipt of non-recurring dividends from certain portfolio companies totaling, net of related incentive fees, approximately $0.03 per share.

In addition, as of March 16, 2011, we had an investment backlog and pipeline of approximately $320 million and $260 million, respectively. We may syndicate a portion of these investments and commitments to third parties. The consummation of any of the investments in this backlog and pipeline depends upon, among other things: satisfactory completion of our due diligence investigation of the prospective portfolio company, our acceptance of the terms and structure of such investment and the execution and delivery of satisfactory transaction documentation. We cannot assure you that we will make any of these investments or that we will syndicate any portion of such investments and commitments.

Effective as of February 25, 2011, we amended our charter to increase the number of shares of common stock we are authorized to issue from 300 million to 400 million.

On March 21, 2011, we filed a preliminary proxy statement on Schedule 14A (the “Preliminary Proxy”) in connection with our 2011 Annual Stockholders Meeting expected to take place on June 6, 2011. In addition to seeking stockholder approval for customary annual meeting matters, we are asking our stockholders to approve, subject to certain determinations required to be made by our board of directors, our ability to sell or otherwise issue shares of our common stock, not exceeding 25% of our then outstanding common stock, at a price below the then current net asset value per share during a period beginning on the date of our 2011 Annual Stockholders Meeting and expiring on the earlier of the one-year anniversary of the date of our 2011 Annual Stockholders Meeting and the date of our 2012 Annual Stockholders Meeting. In addition, we are asking stockholders to approve certain amendments to our investment advisory and management agreement. [See the Company’s preliminary proxy statement filed with the SEC on March 21, 2011]